                                [AUTODESK LOGO]

                                                                   May 27, 1997

Dear Autodesk Stockholder:

  You are cordially invited to attend Autodesk's 1997 Annual Meeting of Stockholders to be held on Thursday, June 26, 1997 at 2:00 p.m., local time. The meeting will be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

  At the Annual Meeting, you will be asked to elect six directors and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year.

  We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on fiscal year 1997, as well as our future strategies for products and markets. There will be an opportunity for stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,


                                          /s/ Carol A. Bartz
                                          -----------------------------
                                          Carol A. Bartz
                                          Chief Executive Officer
                                          and Chairman of the Board

                                AUTODESK, INC.

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 26, 1997

TO THE STOCKHOLDERS OF AUTODESK, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autodesk, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, June 26, 1997 at 2:00 p.m., local time, at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 1998.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on May 16, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                       FOR THE BOARD OF DIRECTORS


                                       /s/ Marcia K. Sterling
                                       -------------------------------------
                                       Marcia K. Sterling
                                       Vice President, Business Development,
                                       General Counsel and Secretary

San Rafael, California
May 27, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                AUTODESK, INC.

                               ----------------

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors of Autodesk, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders ("Annual Meeting") to be held Thursday, June 26, 1997 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

  The Company's principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that address is
(415) 507-5000.

  These proxy solicitation materials were mailed on or about May 27, 1997 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

  Stockholders of record at the close of business on May 16, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 47,992,330 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Every stockholder voting for the election of directors is entitled to one vote for each share held. Stockholders do not have the right to cumulate their votes in the election of directors. On all other matters each share is likewise entitled to one vote on each proposal or item that comes before the Annual Meeting.

  The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

  While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Secretary of the Company no later than January 27, 1998 in order to be included in the proxy soliciting materials relating to that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  A board of six directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

  The name of and certain information regarding each nominee is set forth below.

                                                                      DIRECTOR
         NAME OF NOMINEE          AGE      PRINCIPAL OCCUPATION        SINCE
         ---------------          ---      --------------------       --------
 Carol A. Bartz.................. 48  Chief Executive Officer and       1992
                                       Chairman of the Board of the
                                       Company
 Mark A. Bertelsen............... 53  Member of Wilson Sonsini          1992
                                       Goodrich & Rosati,
                                       Professional Corporation,
                                       attorneys at law
 Crawford W. Beveridge........... 51  Chief Executive Officer,          1993
                                       Scottish Enterprise
 J. Hallam Dawson................ 60  Chairman, IDI Associates          1988
 Mary Alice Taylor............... 47  Executive Vice President,         1995
                                       Worldwide Operations and
                                       Technology, CitiCorp
 Morton Topfer................... 60  Vice Chairman, Dell Computer      1995
                                       Corporation

  Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

  Ms. Bartz joined the Company in April 1992 and serves as Chief Executive Officer and Chairman of the Board. Ms. Bartz served as President of the Company from May 1992 through September 1996. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., including Vice President of Worldwide Field Operations from July 1990 to April 1992. Ms. Bartz is a director of AirTouch Communications, Cadence Design Systems, Network Appliance, Inc., Cisco Systems, Inc. and BEA Systems, Inc.

  Mr. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati, outside legal counsel to the Company, in January 1972 and became a member of the firm in January 1977.

  Mr. Beveridge has served as the Chief Executive Officer of Scottish Enterprise, an economic development company since January 1991. Mr. Beveridge is a director of U.S. Smaller Companies Investment Trust.

  Mr. Dawson has served since September 1986 as Chairman of IDI Associates, a private investment bank specializing in Latin America.

  Ms. Taylor has served as Executive Vice President of Worldwide Operations and Technology for CitiCorp since January 1997. Ms. Taylor served as Vice President of Federal Express Corporation from 1985 to September 1991 and as Senior Vice President of Federal Express Corporation from September 1991 until December 1996. Ms. Taylor is a director of Perrigo, Inc. and Allstate Insurance, Inc.

  Mr. Topfer has served as Vice Chairman of Dell Computer Corporation since June 1994. From March 1971 to June 1994, Mr. Topfer was the Executive Vice President of Motorola, Inc. Mr. Topfer is a director of DSC Communications Corporation.

BOARD MEETINGS AND COMMITTEES

  Ms. Bartz serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of 8 meetings during the fiscal year ended January 31, 1997. All of the current directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served during their term of office.

  The Audit Committee consists of directors J. Hallam Dawson (Chairman), Mark Bertelsen and Mary Alice Taylor. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held 4 meetings during fiscal year 1997.

  The Compensation Committee currently consists of directors Crawford Beveridge (Chairman) and Morton Topfer. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's stock plans. In December 1995, the Board delegated to the Company's Chief Executive Officer authority to grant options to non-officer employees to the extent such options fall within standard guidelines previously approved by the Compensation Committee. The authority to grant all other options (except options which are granted automatically to outside directors under the non-discretionary 1990 Directors' Option Plan) has been delegated to the Compensation Committee. The Compensation Committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held 4 meetings during fiscal year 1997.

  The Nominating Committee consists of directors Morton Topfer (Chairman), Carol Bartz and Crawford Beveridge. The Nominating Committee has the responsibility to present a slate of nominees to the full Board prior to each Annual Meeting and to make recommendations regarding outside director compensation.

COMPENSATION OF DIRECTORS

  The Company pays an annual fee of $25,000 to each director who is not an employee of or consultant to the Company (currently five persons), of which not more than fifty percent (50%) can be cash and the balance must be restricted stock issued at the rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. Directors do not receive fees for Board or Board Committee meetings attended.

  The Company's 1990 Directors' Option Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option to purchase 15,000 shares of Common Stock of the Company, with subsequent annual grants of 10,000 shares. Options granted under the 1990 Directors' Option Plan vest in annual installments cumulatively as to thirty-four percent (34%), thirty-three percent (33%) and thirty-three percent (33%), respectively, of the shares subject to an option for a total vesting period of three years. The exercise price of options granted under the 1990 Directors' Option Plan is equal to the fair market value of the Common Stock on the date of grant.

                                  MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 16, 1997 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who served as executive officers at January 31, 1997 (collectively, the "Named Officers") and (iv) by all directors and executive officers who served as directors or executive officers at January 31, 1997 as a group.

                                                                                            SHARES BENEFICIALLY
                                                                                                   OWNED
                                                                                            --------------------
                                  DIRECTORS, OFFICERS AND
                              FIVE PERCENT (5%) STOCKHOLDERS                                NUMBER(1) PERCENT(2)
                              ------------------------------                                --------- ----------
PRINCIPAL STOCKHOLDERS:(3)
J.P. Morgan & Co., Incorporated............................................................ 5,654,018     11.78%
 525 Fifth Avenue
 New York, NY 10036
Jurika & Voyles, Inc. ..................................................................... 3,551,960      7.40%
 1999 Harrison Street
 Suite 700
 Oakland, CA 94612
Goldman, Sachs & Co. ...................................................................... 2,530,307      5.27%
 80 Broad Street
 New York, NY 10004

DIRECTORS:
  Carol A. Bartz(4)........................................................................ 1,284,053      2.68%
  Mark A. Bertelsen(5).....................................................................    30,562       *
  Crawford W. Beveridge(6).................................................................    30,562       *
  J. Hallam Dawson(7)......................................................................    47,062       *
  Mary Alice Taylor(8).....................................................................    13,062       *
  Morton Topfer(9).........................................................................    12,567       *

OTHER NAMED OFFICERS:
  Eric B. Herr(10).........................................................................   394,053       *
  Dominic J. Gallello(11)..................................................................   147,221       *
  Godfrey R. Sullivan(12)..................................................................   214,629       *
  Michael E. Sutton(13)....................................................................   117,186       *
  All directors and executive officers as a group (19 persons)(14)......................... 2,979,053      6.21%

--------
  * Represents less than 1% of the outstanding shares.
 (1) The number and percentage of shares beneficially owned is determined under rules established by the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of May 16, 1997, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
 (2) Number of shares used in calculating the percentage of shares beneficially owned includes 47,992,330 shares outstanding as of May 16, 1997, plus any shares subject to stock options held by the person or persons in question that are exercisable within 60 days of May 16, 1997.
 (3) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

 (4) Includes options to purchase 1,280,000 shares of Common Stock exercisable within 60 days of May 16, 1997.
 (5) Includes options to purchase 30,067 shares of Common Stock exercisable within 60 days of May 16, 1997.
 (6) Includes options to purchase 30,067 shares of Common Stock exercisable within 60 days of May 16, 1997.
 (7) Includes options to purchase 45,367 shares of Common Stock exercisable within 60 days of May 16, 1997.
 (8) Includes options to purchase 12,567 shares of Common Stock exercisable within 60 days of May 16, 1997.
 (9) Includes options to purchase 12,567 shares of Common Stock exercisable within 60 days of May 16, 1997.
(10) Includes options to purchase 390,000 shares of Common Stock exercisable within 60 days of May 16, 1997.
(11) Includes options to purchase 143,334 shares of Common Stock exercisable within 60 days of May 16, 1997.
(12) Includes options to purchase 210,334 shares of Common Stock exercisable within 60 days of May 16, 1997.
(13) Includes options to purchase 116,694 shares of Common Stock exercisable within 60 days of May 16, 1997.
(14) Includes options to purchase 2,931,769 shares of Common Stock exercisable within 60 days of May 16, 1997.

EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation of the Named Officers for services to the Company in all capacities during the three fiscal years ended January 31, 1997:

                          SUMMARY COMPENSATION TABLE

                                               ANNUAL
                                            COMPENSATION      LONG-TERM COMPENSATION
                                          ----------------- --------------------------
                                                              AWARDS
                                                            SECURITIES
                                   FISCAL                   UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR   SALARY  BONUS(1) OPTIONS(#) COMPENSATION(2)
---------------------------        ------ -------- -------- ---------- ---------------
Carol A. Bartz...................   1997  $515,000 $    --   560,000      $ 39,000
 Chairman of the Board and          1996   475,000  229,284      --         38,500
 Chief Executive Officer            1995   445,000  148,986      --         37,500
Eric B. Herr.....................   1997  $320,000 $    --   280,000      $  3,000
 President and Chief Operating      1996   310,000  124,926      --          2,500
 Officer                            1995   290,000   80,011      --          1,500
Dominic J. Gallello..............   1997  $275,000 $    --   210,000      $  3,000
 Vice President, Mechanical CAD     1996   250,000  125,500   20,000         2,500
 and Data Management Market         1995   235,000   64,837      --          1,500
 Groups
Godfrey R. Sullivan..............   1997  $260,000 $    --   191,000      $  3,000
 Vice President, Americas           1996   260,000  104,858   20,000         2,500
                                    1995   245,000   67,595      --          1,500
Michael E. Sutton................   1997  $250,000 $    --    70,000      $179,241
 Vice President, Europe             1996   222,500   89,806   20,000        99,000
                                    1995   210,000   58,459      --            --

--------
(1) Represents incentive bonuses for achievement of corporate, individual and organizational objectives in fiscal years 1996 and 1995.

(2) Amounts reported for fiscal year 1997 consist of: (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,500, Mr. Herr $2,500, Mr. Gallello $2,500 and Mr. Sullivan $2,500); (ii) Autodesk contributions to one of the Company's pre-tax plans (Ms. Bartz $500, Mr. Herr $500, Mr. Gallello $500 and Mr. Sullivan $500);
    (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses; (iv) $100,000 paid to Mr. Sutton as a cost of living adjustment related to his location in Switzerland; (v) $3,104 paid by the Company for health insurance premiums on behalf of Mr. Sutton; and (vi) $76,137 paid by the Company into an employee retirement fund on behalf of Mr. Sutton. Amounts reported for fiscal year 1996 consist of: (i) matching contributions by the Company to one of the Company's pre-tax savings plans (Ms. Bartz $2,000, Mr. Herr $2,000, Mr. Gallello $2,000 and Mr. Sullivan $2,000; (ii) Contributions to one of the Company's pre-tax plans (Ms. Bartz $500, Mr. Herr $500, Mr. Gallello $500 and Mr. Sullivan $500); (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses; and (iv) $99,000 paid to Mr. Sutton as a cost of living adjustment related to his location in Switzerland. Amounts reported for fiscal year 1995 consist of:
    (i) matching contributions by the Company to one of Autodesk's pre-tax savings plans (Ms. Bartz $1,000, Ms. Herr $1,000, Mr. Gallello $1,000 and Mr. Sullivan $1,000); (ii) Contributions to one of the Company's pre-tax plans (Ms. Bartz $500, Mr. Herr $500, Mr. Gallello $500 and Mr. Sullivan $500); and (iii) $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses.

OPTION GRANTS

  The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted to the Named Officers during the fiscal year ended January 31, 1997.

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL RATES
                                                                    OF STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                   FOR OPTION TERM(2)
                                    --------------------            ----------------------------
                                    % OF TOTAL
                         NUMBER OF   OPTIONS
                         SECURITIES GRANTED TO
                         UNDERLYING EMPLOYEES  EXERCISE
                          OPTIONS   IN FISCAL    PRICE   EXPIRATION
      NAME               GRANTED(#)  YEAR(1)   PER SHARE    DATE         5%            10%
      ----               ---------- ---------- --------- ---------- ------------- --------------
Carol A. Bartz..........   60,000               $36.50     3/20/06  $   1,377,279 $    3,490,296
                          500,000               $23.125    9/11/06  $   7,271,594 $   18,427,647
                          -------                                   ------------- --------------
                          560,000      10.6%                        $   8,648,873 $   21,917,943
Eric B. Herr............  180,000               $36.50     3/20/06  $   4,131,838 $   10,470,888
                          100,000               $23.125    9/11/06  $   1,454,319 $    3,685,529
                          -------                                   ------------- --------------
                          280,000       5.3%                        $   5,586,157 $   14,156,417
Dominic J. Gallello.....   30,000               $36.50     3/20/06  $     688,640 $    1,745,148
                           30,000               $23.125    9/11/06  $     436,296 $    1,105,659
                          150,000               $27.625   12/18/06  $   2,605,982 $    6,604,070
                          -------                                   ------------- --------------
                          210,000       4.0%                        $   3,730,918 $    9,454,877
Godfrey R. Sullivan.....   21,000               $36.50     3/20/06  $     482,048 $    1,221,604
                           20,000               $23.125    9/11/06  $     290,864 $      737,106
                          150,000               $27.625   12/18/06  $   2,605,982 $    6,604,070
                          -------                                   ------------- --------------
                          191,000       3.6%                        $   3,378,894 $    8,562,780
Michael E. Sutton.......   30,000               $36.50     3/20/06  $     688,640 $    1,745,148
                           40,000               $23.125    9/11/06  $     581,728 $    1,474,212
                          -------                                   ------------- --------------
                           70,000       1.3%                        $   1,270,368 $    3,219,360

--------
(1) Total number of options granted to employees during fiscal year 1997 was 5,271,000.
(2) The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth, for each of the Named Officers, certain information concerning stock options exercised during the Company's 1997 fiscal year, and the number of shares of the Company's Common Stock subject to both exercisable and unexercisable stock options as of January 31, 1997. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of January 31, 1997.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                             SHARES                     YEAR END(#)           AT FISCAL YEAR END
                            ACQUIRED     VALUE   ------------------------- -------------------------
     NAME                ON EXERCISE(#) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                -------------- -------- ----------- ------------- ----------- -------------
Carol A. Bartz..........      --          --       960,000      860,000    $15,720,000  $9,162,500
Eric B. Herr............      --          --       350,000      280,000    $ 4,768,750  $  850,000
Dominic J. Gallello.....      --          --       126,667      283,333    $   750,000  $1,230,000
Godfrey R. Sullivan.....      --          --       196,667      264,333    $ 1,425,000  $1,220,000
Michael E. Sutton.......      --          --        68,907      145,573    $   389,000  $  729,000

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently comprised of two non-employee directors. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of Autodesk's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

Compensation Philosophy

  When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . ensures that the executive team has clear goals and accountability with respect to corporate performance;

  . establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth and the labor markets in which Autodesk operates;

  . independently assesses operating results on a regular basis in light of expected Company performance; and

  . aligns pay incentives with the long-term interests of the Company's stockholders.

  Compensation Program

  Autodesk's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

    1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies located in the San Francisco Bay Area, the skills and performance levels of individual executives and the needs of the Company.

    2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. Annual cash bonuses depend upon attainment of these specified business goals. The formula for incentive bonuses for fiscal year 1997 was based on revenue growth and operating margin, together with corporate goals. Members of the executive staff did not receive bonuses for fiscal year 1997. For fiscal year 1998, the bonus plan formula will be based on revenue growth and operating margin, as well as the achievement of specific corporate goals. Our policy is to correlate a significant portion of an executive's total potential cash compensation with the Company's overall performance.

    3. Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and consultants are granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of Autodesk stock at the market price on the date of grant, subject to vesting during the participant's employment with the Company. Employees are also permitted to purchase shares of the Company's Common Stock, subject to certain limitations, at eighty-five percent (85%) of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company's stock option plans utilize vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

  Chief Executive Officer Compensation

  In determining Ms. Bartz's compensation for the fiscal year ended January 31, 1997, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate individual objectives for the fiscal year. Ms. Bartz's annual base compensation for fiscal year 1997 was $515,000. Like other executive officers, Ms. Bartz was eligible to receive an incentive bonus determined on the basis of (i) the Company's revenue growth and operating margin and (ii) achievement of specific weighted corporate goals. No bonus was paid to Ms. Bartz, nor the rest of the executive staff for fiscal year 1997. Neither Ms. Bartz nor any of the executive staff received salary increases for fiscal year 1998.

  Ms. Bartz was granted an option to buy 60,000 shares of Autodesk stock in March 1996 as part of the annual performance-based executive stock option program. In September 1996, Ms. Bartz was granted an additional option to buy 500,000 shares of Autodesk stock. This option was granted as a long term retention incentive for the Chief Executive Officer in light of Ms. Bartz's initial option grant having fully vested in April 1997. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's incentive to the Company's performance and to align individual financial interests more closely with those of stockholders.

  Other Executive Compensation

  Autodesk provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. The Company generally does not provide executive perquisites such as club memberships.

  Several members of the executive staff were granted stock options during the fiscal year in addition to those granted as part of the annual performance-based executive stock option program. These long-term incentive options were granted to those executives who joined the Company in 1992 and whose original option grants will fully vest during 1997. These awards will help ensure that the Company is able to retain key executives and maintain a stable and experienced management team. These option grants also ensure that a significant portion of the executives' compensation is tied to the Company's performance and stockholders' interests.

  Deductibility of Executive Compensation

  Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                       COMPENSATION COMMITTEE OF THE
                                       BOARD OF DIRECTORS

                                       Crawford W. Beveridge, Chairman

                                       Morton Topfer


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

  In April 1992, the Company entered into an agreement with Carol A. Bartz which provides for a minimum base salary of $400,000, incentive bonus of up to eighty percent (80%) of base salary, a one-time employment bonus of $250,000 (to compensate for a foregone bonus) and the grant of options to purchase 2,000,000 shares of Common Stock vesting over five years of employment. The agreement provides for a severance payment equal to two years' base salary and incentive compensation in the event Ms. Bartz's employment is terminated without cause within two years after commencement of employment or one year after a change of control of the Company not approved by the Board of Directors or two years' base compensation in the event Ms. Bartz's employment is terminated without cause under any other circumstances. The options issued under this agreement became fully vested in April 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that it complied with all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended January 31, 1997, except for a late filing by Robert Carr relating to a purchase of shares in June 1996.

COMPANY STOCK PRICE PERFORMANCE

  The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN**

LOGO

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG AUTODESK, INC., S&P 500 INDEX
                          AND DOW JONES SOFTWARE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                      DOW JONES
Measurement Period           AUTODESK,   S&P          SOFTWARE
(Fiscal Year Covered)        INC.        500 INDEX    INDEX
---------------------        ---------   ---------    ----------
Measurement Pt. 1/31/92      $100        $100         $100
FYE 1/31/93                  $171        $111         $111
FYE 1/31/94                  $188        $125         $122
FYE 1/31/95                  $242        $125         $149
FYE 1/31/96                  $223        $174         $225
FYE 1/31/97                  $235        $220         $369

--------
* Assumes $100 invested January 31, 1992 in the Company's stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

                                 PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 1998 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since the fiscal year ended January 31, 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

  It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                                       THE BOARD OF DIRECTORS

Dated: May 27, 1997